Exhibit 99.1

EPR Properties Announces Sale of Charter School Portfolio for Approximately $454 Million

Sale Activates the Company’s Strategic Migration to Experiential Real Estate
Conference Call Scheduled for 8:30 a.m. Eastern Standard Time, November 25, 2019

KANSAS CITY, Mo. - (BUSINESS WIRE) - EPR Properties (the “Company”) announced that on November 22, 2019, it sold substantially all of its charter school portfolio, consisting of 47 charter school related assets for approximately $454 million of gross cash consideration to a fund sponsored by Rosemawr Management, LLC (“Rosemawr”). This sale does not include three charter schools that the Company sold previously in the fourth quarter of 2019 for proceeds of $21.6 million and the one remaining charter school which the Company expects to sell during the fourth quarter of 2019.
The Company also announced today that the sale of the charter school portfolio activates its strategic migration toward focusing its growth on experiential real estate.
“Since we entered the charter school market we have enjoyed very attractive returns, but competitive financing alternatives, primarily in the tax-exempt bond market, have caused structural market changes that increased earnings volatility and were incompatible with our mandate as a REIT to provide long-term and predictable income,” stated Greg Silvers, President and CEO of the Company. “After deliberate consideration of our strategic options, we are excited about our decision to refocus our growth on experiential real estate.”
Mr. Silvers continued, “We recognize the strong consumer demand for location-based experiences, and believe our decades of experience, longstanding relationships and institutional knowledge will continue to provide us with a sustainable competitive advantage. We believe our diversified portfolio, with the ultimate addition of casino resorts, distinguishes us from other platforms and uniquely positions us to benefit from the strong tailwinds provided by changing consumer preferences and favorable demographics. Experiential real estate represents an estimated $100 billion market opportunity, and we look forward to continuing to build a diversified portfolio of high-quality assets that deliver attractive returns to our shareholders.”
The Company will also discontinue the organization of its portfolio around the discrete segments of Entertainment, Recreation and Education. Going forward the Company’s Experiential portfolio will be organized by the primary property types targeted for growth in experiential real estate. These property types include: Theatres, Eat & Play, Ski, Attractions, Experiential Lodging, Gaming, Fitness & Wellness, Cultural and Live Venues.

The Company expects several benefits from this migration including:

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Enhanced Focus on Experiential Assets. This migration recognizes consumers’ strong preference for location-based experiences and creates a singularly focused organization that is committed to owning real estate that supports experiential activities and lifestyles.

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Leveraging Institutional Knowledge. With more than 20 years of experience and knowledge investing in and owning experiential real estate, the Company is uniquely positioned to leverage its relationships, intellectual capital and institutional knowledge.

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Reduced Earnings Volatility and Improved Rent Coverage. The sale of the charter school portfolio removes less predictable pre-payments which had increased in the charter school portfolio over time. Additionally, the Company’s overall rent coverage will improve as it moves from 1.89x to 1.94x following the sale of the charter school portfolio.

The Company intends to rapidly redeploy the proceeds from the sale to fund investments in experiential real estate, including potential casino resort investments. Separately, the Company has no present plans to sell its private school and early childhood education assets that are included in the Education portfolio, but will consider strategic dispositions if those opportunities present themselves in the future.

The Company’s internal rate of return over the life cycle of its charter school investments was approximately 10.5% unlevered, including the fourth quarter dispositions which resulted in a loss of approximately $19.0 million that includes the write-off of non-cash straight line rent and effective interest receivables totaling approximately $26.0 million.
As detailed below, management of the Company will host a conference call to discuss the sale of its charter school portfolio and the activation of its strategic experiential migration.
2019 Guidance Update
As a result of this transaction as well as other less significant items, the Company is increasing its 2019 disposition guidance range to $875.0 million to $900.0 million from the prior range of $400.0 million to $475.0 million, and is decreasing its guidance range for 2019 Funds From Operations as adjusted (“FFOAA”) per diluted common share (a non-GAAP financial measure) to $5.42 to $5.46 from the prior range of $5.44 to $5.52. The revised FFOAA per diluted common share guidance range for 2019 is based on a net income available to common shareholders per diluted common share (the most directly comparable GAAP measure) range of $2.35 to $2.39. The Company is confirming its prior 2019 investment spending guidance of a range of $775.0 million to $825.0 million.
2020 Guidance
The Company’s Board of Trustees expects to approve the next common dividend increase in late February 2020 when the Company announces its fourth quarter 2019 earnings and provides 2020 guidance. The Company plans to continue this approach in the future to match the timing of dividend decisions with the Company’s internal budgeting and external guidance process.
Conference Call Information
Management will host a conference call to discuss the sale of its charter school portfolio and the activation of its strategic experiential migration on November 25, 2019 at 8:30 a.m. Eastern Standard Time. The conference call will be webcast and can be accessed at http://investors.eprkc.com/webcasts. To access the call, audio only, dial (866) 587-2930 and when prompted, provide the passcode 2592777. A copy of the investor slide presentation that will be discussed on the conference call will be available on the Company’s website and at the SEC’s website at www.sec.gov.

You may watch a replay of the webcast by visiting the Webcasts page at http://investors.eprkc.com/webcasts.

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF 2019 GUIDANCE TO NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF EPR PROPERTIES (PER DILUTED SHARE):	2019 CURRENT GUIDANCE			2019 PRIOR GUIDANCE
Net income available to common shareholders of EPR Properties	$2.35	to	$2.39	$2.58	to	$2.66
Gain on sale of real estate net of impairment on portfolio disposition (1)	(0.20)			(0.40)
Real estate depreciation and amortization	2.21			2.22
Allocated share of joint venture depreciation	0.03			0.03
Impact of Series C and Series E Dilution, if applicable	(0.02)			(0.02)
FFO available to common shareholders of EPR Properties (2)	$4.37	to	$4.41	$4.41	to	$4.49
Costs associated with loan refinancing or payoff	0.50			0.50
Transaction costs	0.31			0.30
Severance expense	0.03			0.03
Termination fees - education properties (1)	0.31			0.30
Deferred income tax benefit	(0.06)			(0.06)
Impact of Series C and Series E Dilution, if applicable	(0.04)			(0.04)
FFO as adjusted available to common shareholders of EPR Properties (2)	$5.42	to	$5.46	$5.44	to	$5.52

(1) Termination fees received related to leases where an operator exercises its option to purchase the property and terminates the lease prior to the lease maturity are included in gain on sale of real estate per GAAP and are excluded from FFO (in accordance with the NAREIT definition) but then included in FFO as adjusted. Including in FFO as adjusted is consistent with how other lease termination fees and fees received for early prepayment of mortgage notes receivable are reflected.
(2) Represents a non-GAAP financial measure. See Supplemental Financial and Operating Data for the quarter ended September 30, 2019 on our website (www.eprkc.com) for the definition.
About EPR Properties
EPR Properties is the leading experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have over $6.6 billion in total investments across 43 states and rank among the top five REITs in 20-year total shareholder return. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage, and the potential for higher growth and better yields. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our change in strategy, acquisition or disposition of properties, our capital resources, future expenditures for development projects, expected net loss on sale of real estate, expected use of proceeds from the sale of our charter school portfolio, expected dividend payments, and our results of operations and financial condition. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. While references to commitments for investment spending are based on present commitments and agreements of the Company, we cannot provide assurance that these transactions will be completed on satisfactory terms. In addition, references to our budgeted amounts and guidance are forward-looking statements. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.
For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.
EPR Properties
Brian Moriarty, 888-EPR-REIT
Vice President - Corporate Communication
brianm@eprkc.com